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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K
                              CURRENT REPORT



                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  August 31, 1995



                        CONTROL DATA SYSTEMS, INC.
            (Exact name of Registrant as Specified in Charter)



                                 DELAWARE
              (State or Other Jurisdiction of Incorporation)



          0-20252                           41-1718075
 (Commission File Number)     (I.R.S. Employer Identification Number)



                        4201 Lexington Avenue North
                     Arden Hills, Minnesota 55126-6198
            (Address of principal executive offices) (Zip Code)



                              (612) 482-2100
           (Registrant's Telephone Number, Including Area Code)



                              Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   Acquisition or Disposition of Assets.

       On August 31, 1995, the Registrant and certain of its subsidiaries ("Seller") sold to AmeriData Technologies, Inc. and its subsidiaries ("Buyer") Seller's product integration and maintenance operations located in Austria, Canada, Mexico, Norway, and the United Kingdom. The transaction was effected through the transfer to Buyer of the respective assets and liabilities or capital stock of the applicable international subsidiary. The purchase price for the transaction is $5.6 million plus the amount by which the book value of the assets exceeds the liabilities of these operations as of August 31, 1995. Approximately $14 million was paid by Buyer to Seller at the August 31, 1995 closing, which amount is subject to adjustment, if needed, when the August 31, 1995 book value of the applicable assets and liabilities is calculated by the parties following the closing.

ITEM 7.   Financial Statements and Exhibits.

(a)  Financial statements of business acquired:

          Not applicable.

(b)  Pro forma financial information:

          (i) It is impracticable to provide the required pro forma financial information at this time. Such information will be filed as soon as practicable, but not later than 60 days after the due date of this Current Report.

(c)  Exhibits:

             2.1 Amended and Restated Purchase Agreement, dated August 31, 1995, among the Registrant, AmeriData Technologies, Inc. and ADA Global, Inc.*




* A listing of exhibits and schedules to the Purchase Agreement that are not filed herewith is included in such Purchase Agreement. The Registrant will furnish supplementally a copy of any such omitted schedule or exhibit to the Commission upon request.

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                                 SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CONTROL DATA SYSTEMS, INC.
                                           Registrant

  Date:  September 13, 1995    /s/  James E. Ousley
                                    James E. Ousley
                               President and Chief Executive Officer


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                               EXHIBIT INDEX

EXHIBITS FILED AS ITEM 7 TO THE FORM 8-K REPORT OF CONTROL DATA SYSTEMS, INC. ON FORM 8-K DATED AUGUST 31, 1995.


2.1 Amended and Restated Purchase Agreement, dated August 31, 1995, among the Registrant, AmeriData Technologies, Inc. and ADA Global, Inc.*